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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               DECEMBER 31, 1998



                          DATAWARE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-21860                  06-1232140
(State or other jurisdiction       (Commission File            (IRS Employer
      of incorporation)                Number)               Identification No.)


                ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS  02141
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                (617) 621-0820
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

     On December 31, 1998, Dataware Technologies, Inc. ("Dataware") acquired the assets and assumed selected liabilities, in the amount of approximately $2.3 million, of Sovereign Hill Software, Inc. ("Sovereign Hill") for a purchase price consisting of (i) 200,000 shares of Dataware Common Stock, (ii) warrants to purchase 40,000 additional shares of Dataware Common Stock at an exercise price of $6.00 per share, and (iii) $10,000 in cash. In addition, Dataware provided interim financial assistance to Sovereign Hill in the amount of $100,000 before the closing. The acquisition was consummated pursuant to an Asset Purchase Agreement ("Purchase Agreement") among Dataware, Sovereign Hill and certain stockholders of Sovereign Hill. A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     Pursuant to this acquisition, Dataware acquired substantially all of the assets and selected liabilities of Sovereign Hill, including technology developed for sale and under development. The consideration was determined by negotiation among the parties to the Purchase Agreement and was based on the estimated fair value of the assets, liabilities and businesses involved. The cash consideration was paid, and the assumed liabilities will be satisfied, out of Dataware's working capital. There was no material relationship between Dataware and Sovereign Hill or any of its affiliates, directors or officers, or any associate of any director or officer of Dataware.

     Dataware will use the assets of Sovereign Hill in Dataware's business, but will not continue the existing Sovereign Hill business or operate under the Sovereign Hill name.

ITEM 5.  OTHER EVENTS.
         ------------

     Following the acquisition, Kurt Mueller resigned as President and Chief Executive Officer of Dataware, and was replaced by David Mahoney, former President of Sovereign Hill. Kurt Mueller will remain with Dataware as Chairman of the Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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     (a) Financial Statements of Business Acquired.
         -----------------------------------------

     Dataware intends to provide the financial statements of Sovereign Hill for the periods specified in Rule 3-05(b) of Regulation S-X, together with a manually signed accountant's report pursuant to Rule 2-02 of Regulation S-X, under cover of a Form 8-K/A within the time allowed for such filing by Item 7(a)(4) of this Form.

     (b) Pro Forma Financial Information.
         -------------------------------

     Pro forma financial information will be filed under cover of a Form 8-K/A within the time allowed for such filing by Item 7(a)(4) of this Form.

     (c) Exhibits:
         --------

         2.1 Asset Purchase Agreement dated December 31, 1998, among Dataware, Sovereign Hill and certain Stockholders of Sovereign Hill. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits referred to in the Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January  11, 1999           DATAWARE TECHNOLOGIES, INC.



                                   By: /s/ Michael Gonnerman
                                      -----------------------------------------
                                      Michael Gonnerman
                                      Vice President and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
   No.                                      Description
--------                                    -----------

  2.1 Asset Purchase Agreement dated December 31, 1998, among Dataware, Sovereign Hill and certain Stockholders of Sovereign Hill. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits referred to in the Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

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